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Exhibit 99.1

VCampus Corporation

NASDAQ: VCMP

Presentation to Investors

June 27, 2002
San Francisco

Putting Service First

Presenters

Christopher Nelson
Chief Financial Officer
cnelson@vcampus.com

Deborah Colella
VP, Corporate Development
dcolella@vcampus.com

Forward-Looking Statements Caution

        This presentation contains forward-looking statements. The actual results might differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company's SEC filings, including its Registration Statement on Form S-1 and S-3 and periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from the Company's Investor Relations Department.

Presentation Outline

  •
  Why invest in VCampus?

  •
  VCampus Overview

  •
  Industry Overview

  •
  Strategy for Growth

  •
  Financial Performance

  •
  Recent Accomplishments

  •
  Summary

What's special about VCMP?

  •
  Access to 657,958 desktops and growing

  •
  The leading ASP serving the Government

  •
  VCampus is the central e-Learning infrastructure for agencies that comprise 17% of the workforce of the Executive branch

  •
  Growing library of >5200 e-Learning courses from 44 publishers

  •
  Total focus on the proven ASP model

  •
  Over $20 million invested in web-enabled e-Learning management systems

  •
  Established e-Learning player since 1996

Why invest in VCampus?

  •
  Recurring, predictable revenue stream

  •
  Blue chip customers

  •
  Operating leverage opportunity

  •
  Key player in high growth e-Learning market

  •
  Experienced management team

Huge Opportunity in the e-Learning Market

Education is the 2nd largest component of the U.S. economy
76 million Americans took part in adult education programs in 1995; an estimated 100 million will in 2004
EduVentures expect the U.S. corporate e-learning industry to continue to grow at rates of 20 to 40 percent per year, reaching $4 billion by 2005.
IDC says the online corporate learning market is projected to grow from $550 million in 1998 to more than $14.5 billion in 2004.
e-Learning will be a $50 billion industry by 2005 (NIST)
U.S. Corporate Training Market—$60 Billion
$56 Billion in overhead costs
$ 2 Billion for custom courseware
$ 2 Billion for COTS courseware

The e-Learning market is highly fragmented—no leader has meaningful market share

VCampus' Place in the e-Learning Industry

VCMP Serves a Diverse Client Set

VCampus®

Highly Diversified Customer Base

Social Security Administration USA

GSA

NCUA

U.S. Census Bureau

EPA United States Environmental Protection Agency

George Mason University

Distance Education UTTC UT Telecampus

Swindon College

Park University

Aims Community College Innovate Educate

University of the Incarnate Word

American Diabetes Association.

SMACNA

PPA PHOTOCENTRAL The Website for Imaging Professionals

National Council for Community Behavioral Healthcare

American Society for Quality ASQ

American Chemical Society ChemCenter

National Council National Council of State Boards of Nursing, Inc.

CMAA Construction Management Association of America

ICC International Code Council

New York Institute of Finance

Motorola

BellSouth®

accenture

BlueCross BlueShield Association

Johnson & Johnson

State Farm Insurance

encompass making the internet more rewarding

The Vanguard Group

COMFORCE

intermedia™ Communications

Sterling

Agilent Technologies Innovating the HP Way

GraybaR

pci global inc.

A.T. Kearney an EDS company

Holland & Knight LLP

Sonic

genzyme

MCI WorldCom

CIENA

Koch Industries Inc

Financial Characteristics of Business Model

Gross Margins > 85%
Highly scalable infrastructure requires low capital expenditures to scale
Sticky platform presents opportunity to capture new revenue streams
Annuity-like contracts provide for growth of substantial revenue backlog
Evolving service platform allows revenue expansion atop annuity-like contracts

Revenues/Account Grow Over Time

Strong Recurring Revenue Base

Account Profitability

Marginal profitability of each account is significant; economies of scale drive an EBITDA-positive business at ~$10-12 mm annual run rate

		Mid-size Truck Manufacturer	Regional Health Insurance Company
Up front fee*		$56,000	$26,000
Attributable one-time costs	Campus set up	$110	$110
	Graphics customization	$715	$550
	Training	$200	$200
	Batch enrollment	$100	$100
	Commissions	$2,800	$2,600
Up front contribution margin		$52,275 (93.3%)	$22,550 (86.7%)
Potential upside revenue		$9,000 prof. Svcs. (50% GM) + $20,000 tuition	$75,000 tuition
Attributable ongoing costs	Account manager (1/10)	$5,500/year	$5,500 / year
	Ongoing commissions	5% = $1,450	8% = $6,000
	Anticipated royalties	20% = $4,000	0

Committed contract value; cash received up front, revenue recognized ratably over contract term

Account Productivity

Growth in revenue per account has been substantial

	1998	2001	CAGR
Number of accounts	53	62	6%
Online Tuition Revenues	$1,549	$5,945	57%
Average revenue per account	$29.2	$95.9	50%
Median revenue per account	$10.0	$23.8	34%

Growth Strategies

Overall Growth Strategy: Principles

Lead/blend technology offering with more services
Deliver more high-demand courseware
Broaden current relationships
Exceed customer expectations
Consider selected acquisitions

Steadily Improving EBITDA

What We've Accomplished So Far

Improved financials with substantially fewer resources

	Q1 00	Q2 00	Q3 00	Q4 00	Total 2000	Q1 01	Q2 01	Q3 01	Q4 01 (P)	Total 2001
Headcount	99	140	129	79	—	77	76	71	55	—
Online tuition revenue	1,276	1,215	1,219	1,355	5,065	1,467	1,742	1,517	1,219	5,945
Total expenses	4,658	4,572	5,440	6,910	21,580	2,823	3,383	3,855	2,846	12,907
Income (loss) from operations	(2,516)	(2,223)	(3,201)	(4,650)	(12,590)	(2,017)	(1,422)	(1,192)	(1,307)	(5,938)
EBITDA	(1,155)	(1,493)	(2,224)	(1,526)	(6,398)	(1,044)	(896)	(689)	(526)	(3,155)
Sales & marketing expense	1,078	1,674	1,893	1,597	6,242	1,363	1,315	1,051	988	4,717
Sales & marketing as a % of online tuition	84%	138%	155%	118%	123%	93%	75%	69%	81%	79%
Online revenue growth	17%
EBITDA improvement	51%

VCampus' User Base Has Continually Grown

Increased Revenue Per Course in 2002

Strong Gross Margins Characterize the Online Business

Recent Accomplishments

Why invest in VCampus?

  •
  Recurring, predictable revenue stream

  •
  Blue chip customers

  •
  Operating leverage opportunity

  •
  Key player in high growth e-Learning market

  •
  Experienced management team

QuickLinks

  Exhibit 99.1
Strong Recurring Revenue Base
Growth Strategies